Exhibit10.8

EMPLOYMENT AGREEMENT AMENDMENT

This Employment Agreement Amendment (“Agreement”) is between SUNOPTA INC. (such entity together with all past, present, and future parents, divisions, operating companies, subsidiaries, and affiliates are referred to collectively herein as the “Company”) and EDWARD HAFT (“Executive”).

The Company and Executive agree, effective as of August 18, 2016, to amend the Employment Agreement dated July 29, 2015 between the Company and Executive (the “Employment Agreement”) as follows:

1.	Paragraph (f) of Section 8 is amended to read in its entirety as follows:

(f)

Conditions. Notwithstanding the foregoing provisions of this Section 8, Company will not be obligated to make any payments to Executive under Section 8(b) or 8(h) hereof unless: Executive has signed a release of claims in favor of Company and its affiliates and related entities, and their directors, officers, insurers, employees and agents, in a form prescribed by Company; all applicable rescission periods provided by law for releases of claims shall have expired and Executive shall have signed and not rescinded the release of claims; and Executive is in strict compliance with the terms of this Agreement and any other agreements with Company as of the dates of such payments.

2.	New paragraphs (g), (h) and (i) of Section 8 are added to read as follows:

(g)	Change in Control. “Change in Control” means the occurrence of any of the following:

(i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company ordinarily having the right to vote for the election of directors (“Voting Securities”) representing a majority of the combined voting power of the then outstanding Voting Securities; or

(ii) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (“Incumbent Directors”) shall cease for any reason to constitute at least a majority thereof; provided, however, that the term “Incumbent Director” shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office; or

(iii) any consolidation, merger or plan of exchange involving the Company (“Merger”) as a result of which the holders of outstanding Voting Securities immediately prior to the Merger do not continue to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving corporation or a parent corporation of the surviving corporation immediately after the Merger, disregarding any Voting Securities issued to or retained by such holders in respect of securities of any other party to the Merger; or

(iv) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (“Asset Sale”).

(h)

Termination of Employment following a Change in Control. If a Change in Control occurs and at any time during the twelve (12) months following the Change in Control the Company terminates Executive without Cause or Executive terminates Executive’s employment by the Company with Good Reason, subject to Executive satisfying the conditions in Section 8(f), in addition to the benefits provided in Section 8(b), all unvested stock options held by Executive at the date of termination shall immediately become vested in full and shall remain subject to the other terms of such stock options.

(i)

Treatment of Performance Share Units following the Company Sale. If a Merger or an Asset Sale (each, a “Company Sale”) occurs before the vesting date of any Performance Share Units held by Executive, Executive shall be entitled to receive a payout of shares no later than thirty (30) days following the Company Sale. The number of shares issued in such event shall be the amount determined by the payout factor calculated as if the performance period ended on the last day of the Company’s most recently completed fiscal quarter prior to the date of the Company Sale. For this purpose, performance measures and the related payout factors applicable to the awards in shall be adjusted by the Board of Directors of the Compensation Committee, to appropriately reflect the shorter performance period.

3.	The Employment Agreement remains in full force and effect in all other respects.

EXECUTIVE:

/s/ Edward Haft	Date: 8/20/16
Edward Haft

COMPANY:

/s/ Michelle Coleman	Date: 8/22/16
Michelle Coleman
CHRO

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